The information in this Preliminary Terms Supplement is not complete and may be changed. We may not sell these Securities until the Final Terms Supplement, the Prospectus Supplement, the Product Supplement and the Prospectus (collectively, the "Offering Documents") are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

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Â	Subject to Completion	Â
Dated October 20, 2015 PRELIMINARY TERMS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908

Preliminary Terms Supplement

UBS AG Trigger Performance Securities

UBS AG $ Securities linked to the common stock of Kinder Morgan, Inc. due on or about October 27, 2020

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Indicative Terms

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Issuer	UBS AG, London Branch
Term	Approximately 60 months.
Underlying Asset	The common stock of Kinder Morgan, Inc.
Trade Date	October 20, 2015 (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Settlement Date	October 23, 2015 (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Final Valuation Date	October 20, 2020 (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Maturity Date	October 27, 2020 (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Principal Amount	$10 per Security. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Payment at Maturity (per Security)

On the maturity date,

if the underlying return is positive, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return x Participation Rate);

if the underlying return is zero or negative and the final level is equal to or greater than the trigger level, UBS will pay you a cash payment for each Security you hold equal to your principal amount; or

if the underlying return is negative and the final level is less than the trigger level, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return).

Investors may be fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, if the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of the following formula: ( Final Level - Initial Level ) / Initial Level
Initial Level

The closing level of the underlying asset on the trade date. The initial level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.

Final Level

The closing level of the underlying asset on the final valuation date. The final level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.

Closing Level

On any trading day, generally the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Participation Rate	231.94% to 246.61%. The actual participation rate will be set on the trade date.
Trigger Level

[], which is 75.00% of the initial level. The trigger level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.

CUSIP	[]
ISIN	[]
Valoren	[]
Tax Treatment

There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization & Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization & Performance Strategies product supplement.

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For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?” on page 11 of the TPS prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

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You are urged to consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including the jurisdiction of the underlying asset issuer).

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Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities may have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4, under “Key Risks” beginning on page 4 of the TPS prospectus supplement and under “Risk Factors” beginning on page PS-25 of the Optimization & Performance Strategies product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities.

The estimated initial value based on an issuance size of approximately $100,000 of the Securities as of the trade date is expected to be between 80.77% and 83.27% of the issue price to the public for Securities linked to the common stock of Kinder Morgan, Inc.. The range of the estimated initial value of the Securities was determined on the date of this preliminary terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this preliminary terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this preliminary terms supplement, or the previously delivered TPS prospectus supplement, the Optimization & Performance Strategies product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page 7. The Securities we are offering will have the terms set forth in the TPS prospectus supplement dated June 15, 2015 relating to the Securities, the Optimization & Performance Strategies product supplement, the accompanying prospectus and this preliminary terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
Â	Total	Per Security	Total	Per Security	Total	Per Security

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Kinder Morgan, Inc.	$100%	$3.50%	$96.50%

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UBS Financial Services Inc.

UBS Investment Bank

Additional Information About UBS and the Securities

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UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this preliminary terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

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You may access these documents on the SEC web site at www.sec.gov as follows:

•	TPS Prospectus Supplement dated June 15, 2015
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515222702/d941609d424b2.htm
•	Optimization & Performance Strategies product supplement dated June 15, 2015
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515222597/d941466d424b2.htm
•	Prospectus dated June 12, 2015
Â	http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

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References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Performance Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the ”TPS prospectus supplement” mean the UBS prospectus supplement dated June 15, 2015, references to the ”Optimization & Performance Strategies product supplement” mean the UBS product supplement, dated June 15, 2015, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated June 12, 2015.

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UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

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Key Risks
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An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the TPS prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Optimization & Performance Strategies product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity - The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the trigger level. If the underlying return is negative and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

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The stated payout from the issuer applies only if you hold your Securities to maturity - You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the trigger level.

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The participation rate applies only if you hold your Securities to maturity - You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate and the return you realize may be less than the return of the underlying asset times the participation rate even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

•	No interest payments - UBS will not pay any interest with respect to the Securities.
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Credit risk of UBS - The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

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Single equity risk - The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset. The level of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and the issuer of the underlying asset (the "underlying asset issuer"), such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see "Information about the Underlying Asset" and "Kinder Morgan, Inc." in this preliminary terms supplement and the respective underlying asset issuer's SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.

•	Fair value considerations.
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The issue price you pay for the Securities will exceed their estimated initial value - The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset, the expected dividends of the underlying asset, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value - The value of your Securities at any time will vary based on many factors, including the factors described above and in “Single equity risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date - We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

•	Limited or no secondary market and secondary market price considerations.
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There may be little or no secondary market for the Securities - The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements - For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity - The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset; the volatility of the underlying asset; the dividend rate paid on the underlying asset; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices - All other things being equal, the use of the internal funding rates described above under “- Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

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Owning the Securities is not the same as owning the underlying asset - The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset may have.

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No assurance that the investment view implicit in the Securities will be successful - It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the trigger level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

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The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity - For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level, trigger level and/or the final level, as applicable and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the Optimization & Performance Strategies product supplement, the TPS prospectus supplement or this preliminary terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities - Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “-Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement.

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There is no affiliation between the underlying asset issuer and UBS, and UBS is not responsible for any disclosure by such issuer - We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer. However, we are not affiliated with the underlying asset issuer and are not responsible for such issuer's public disclosure of information, whether contained in SEC filings orÂ otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset and the underlying asset issuer. The underlying asset issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

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Potential UBS impact on the market price of the underlying asset - Trading or transactions by UBS or its affiliates in the underlying asset, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

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Potential conflict of interest - UBS and its affiliates may engage in business with the issuer of the underlying asset, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level, trigger level and/or participation rate on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day and may make adjustments to the initial level, trigger level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the trigger level and participation rate, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

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Potentially inconsistent research, opinions or recommendations by UBS - UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

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Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to take actions that may adversely affect the Securities - Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

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Dealer incentives - UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

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Uncertain tax treatment - Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See ‘‘Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

Information about the Underlying Asset

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All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying asset under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary terms supplement or any accompanying prospectus, product supplement or prospectus supplement. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

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Kinder Morgan, Inc.

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According to publicly available information, Kinder Morgan, Inc. ("Kinder Morgan") is a midstream and energy company in North America. Kinder Morgan operates pipelines that transport natural gas, refined petroleum products, crude oil, condensate, carbon dioxide and other products. Kinder Morgan has terminals that transload and store petroleum products, ethanol and chemicals and handle such products as coal, petroleum coke and steel. On November 26, 2014, Kinder Morgan completed its acquisition, pursuant to three separate merger agreements, of all of the outstanding common units of Kinder Morgan Energy Partners, L.P. (NYSE: KMP) and El Paso Pipeline Partners, L.P. (NYSE: EPB) and all of the outstanding shares of Kinder Morgan Management, LLC (NYSE: KMR) that Kinder Morgan did not already own. Kinder Morgan operates six reportable business segments: Natural Gas Pipelines, CO2, Terminals, Products Pipelines, Kinder Morgan Canada and Other. The Natural Gas Pipelines segment includes the ownership and operation of interstate and intrastate natural gas pipeline and storage systems, associated natural gas and crude oil gathering systems and natural gas processing and treating facilities and of natural gas liquids (NGL) fractionation facilities and transportation systems. The CO2 segment produces, transports and markets CO2 to oil fields that use CO2 as a flooding medium for recovering crude oil from mature oil fields to increase production, has ownership interests in and/or operates oil fields and gas processing plants and a crude oil pipeline system in West Texas. The Terminals segment owns and/or operates liquids and bulk terminal facilities and rail transloading and materials handling facilities located throughout the U.S. and portions of Canada that transload and store refined petroleum products, crude oil, condensate, and bulk products, including coal, petroleum coke, cement, alumina, salt and other bulk chemicals and of Jones Act tankers. The Products Pipelines segment owns and operates refined petroleum products and crude oil and condensate pipelines that deliver refined petroleum products (gasoline, diesel fuel and jet fuel), NGL, crude oil, condensate and bio-fuels to various markets, and owns and operates associated product terminals and petroleum pipeline transmix facilities. The Kinder Morgan Canada Segment owns and operates the Trans Mountain pipeline system that transports crude oil and refined petroleum products from Edmonton, Alberta, Canada to marketing terminals and refineries in British Columbia, Canada and the state of Washington, plus the Jet Fuel aviation turbine fuel pipeline that serves the Vancouver (Canada) International Airport. The Other segment includes other miscellaneous assets and liabilities purchased in Kinder Morgan's 2012 acquisition of El Paso Corporation and its majority-owned and controlled subsidiaries ("EP"), including Kinder Morgan's corporate headquarters in Houston, Texas, physical natural gas contracts with power plants associated with EP's legacy trading activities and other miscellaneous EP assets and liabilities. In February 2011, Kinder Morgan Holdco LLC was converted into Kinder Morgan, Inc, and the unitholders of Kinder Morgan Holdco LLC became stockholders of Kinder Morgan. Accordingly, Kinder Morgan's Class P common stock commenced trading on the New York Stock Exchange on February 11, 2011 and therefore has a limited historical performance. For this reason, available information for the first calendar quarter of 2011 includes data for the period from February 11, 2011 through March 31, 2011. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Quarterly Close" data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011. Information filed by Kinder Morgan with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35081, or its CIK Code: 0001506307. Kinder Morgan's website is http://www.kindermorgan.com. Kinder Morgan's Class P common stock is listed on the New York Stock Exchange under the ticker symbol "KMI."

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Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary terms supplement or any prospectus supplement, product supplement or accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing levels for Kinder Morgan's common stock, based on daily closing levels on the primary exchange for Kinder Morgan. We obtained the closing level information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing levels may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of Kinder Morgan on October 19, 2015 was $31.72. The actual initial level will be the closing level of Kinder Morgan's common stock on the trade date. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

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Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close

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02/11/2011	03/31/2011	$31.37	$29.52	$29.64

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04/01/2011	06/30/2011	$29.79	$27.50	$28.73

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07/01/2011	09/30/2011	$29.27	$23.66	$25.89

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10/03/2011	12/30/2011	$32.17	$25.48	$32.17

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01/03/2012	03/30/2012	$39.25	$31.84	$38.65

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04/02/2012	06/29/2012	$39.85	$30.77	$32.22

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07/02/2012	09/28/2012	$36.43	$32.74	$35.52

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10/01/2012	12/31/2012	$36.25	$32.03	$35.33

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01/02/2013	03/28/2013	$38.68	$36.11	$38.68

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04/01/2013	06/28/2013	$41.09	$36.28	$38.15

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07/01/2013	09/30/2013	$40.31	$34.72	$35.57

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10/01/2013	12/31/2013	$36.49	$32.58	$36.00

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01/02/2014	03/31/2014	$36.39	$30.96	$32.49

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04/01/2014	06/30/2014	$36.26	$32.15	$36.26

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07/01/2014	09/30/2014	$41.60	$35.37	$38.34

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10/01/2014	12/31/2014	$43.01	$34.50	$42.31

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01/02/2015	03/31/2015	$42.81	$39.77	$42.06

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04/01/2015	06/30/2015	$44.57	$38.36	$38.39

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07/01/2015	09/30/2015	$38.19	$26.16	$27.68

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10/01/2015*	10/19/2015*	$32.68	$28.13	$31.72

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* As of the date of this preliminary terms supplement, available information for the fourth calendar quarter of 2015 includes data for the period from October 1, 2015 through October 19, 2015. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2015.

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The graph below illustrates the performance of Kinder Morgan's common stock for the period indicated, based on information from Bloomberg. The solid line represents a hypothetical trigger level of $23.80, which is equal to 75.00% of an intra-day price on October 20, 2015. The actual trigger level will be based on the closing price of Kinder Morgan's common stock on the trade date. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

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Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

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We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the final terms supplement.

Conflicts of Interest - Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation - The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 3 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks - Fair value considerations” and “Key Risks - Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this preliminary terms supplement.

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You should rely only on the information incorporated by reference or provided in this preliminary terms supplement, the accompanying prospectus supplement, the product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary terms supplement is accurate as of any date other than the date on the front of the document.

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TABLE OF CONTENTS

Preliminary Terms Supplement

Â	Â	Prospectus	Â
		Â Introduction .........................................................................................	Â 1
		Cautionary Note Regarding Forward-Looking Statements .....................	3
		Incorporation of Information About UBS AG .........................................	4
		Where You Can Find More Information ................................................	5
		Presentation of Financial Information ....................................................	6
		Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others .....................................................................	Â 6
		UBS ......................................................................................................	7
		Swiss Regulatory Powers ...................................................	10
		Use of Proceeds ...................................................................................	11
Â	Â	Description of Debt Securities We May Offer ............................	12
Indicative Terms ...................................................................................	1	Â	Â	Description of Warrants We May Offer ...........................	32

Additional Information About UBS and the Securities ...........................

Key Risks...............................................................................................

Information about the Underlying Asset ..............................................

Kinder Morgan, Inc. ............................................................................

Supplemental Plan of Distribution (Conflicts of Interest); Secondary

Markets (if any) ..................................................................................

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Prospectus Supplement

	3 4 7 7 Â 9	Â	Â

Legal Ownership and Book-Entry Issuance .................................

Considerations Relating to Indexed Securities ..........

Considerations Relating to Securities Denominated or Payable

in or Linked to a Non-U.S. Dollar Currency ....

U.S. Tax Considerations ....................................................

Tax Considerations Under the Laws of Switzerland ........

47 52 Â 55 58 69
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				Benefit Plan Investor Considerations ...................................	71
		Â	Â	Plan of Distribution ............................................................	73
Â Investment Description ..........................................................................	Â i	Â	Â	Conflicts of Interest ................................................	75
				Validity of the Securities .........................................	76
Features ................................................................................................	i	Â	Â	Experts .................................................................	76
Security Offerings ...................................................................................	i	Â	Â

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UBS AG Trigger Performance Securities due on or about

October 27, 2020

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Preliminary Terms Supplement dated October 20, 2015

(To Prospectus Supplement dated June 15, 2015,

Product Supplement dated June 15, 2015 and

Prospectus dated June 12, 2015)

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UBS Investment Bank

UBS Financial Services Inc.

Additional Information About UBS and the Securities ............................	ii	Â	Â
Investor Suitability .................................................................................	1	Â	Â
Common Terms for Each Offering of the Securities ...........................	2	Â	Â
Investment Timeline ..............................................................................	3	Â	Â
Key Risks ..............................................................................................	4	Â	Â
Hypothetical Performance Scenarios .................	9	Â	Â
What are the Tax Consequences of the Securities ?...............................	11	Â	Â
Information About the Underlying Asset ..............................................	14	Â	Â
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any) ...................................................................................	Â 15	Â	Â
Annex A – Form of Final Terms Supplement .......................................... Annex B – UBS Equity Investor - Investment Guide ........................... Â	A-2 B-2	Â	Â
Product Supplement	Â	Â	Â
Â Product Supplement Summary ..............................................................	Â PS-1	Â	Â
Payment at Maturity for the Securities ...............................	PS-2	Â	Â
The Optimization Strategies Products .................................................................	PS-2	Â	Â
Payment at Maturity for Return Optimization Securities ...............................	PS-2	Â	Â
Payment at Maturity for Trigger Return Optimization Securities ..................	PS-2	Â	Â
Payment at Maturity for Buffered Return Optimization Securities .....................	PS-3	Â	Â
Payment at Maturity for Airbag Return Optimization Securities .....................	PS-3	Â	Â
The Performance Strategies Products .................................	PS-4	Â	Â
Payment at Maturity for Performance Securities ...........................	PS-4	Â	Â
Payment at Maturity for Trigger Performance Securities .....................	PS-4	Â	Â
Payment at Maturity for Airbag Performance Securities ......................	PS-5	Â	Â
Defined Terms Relating to Payments at Maturity for the Securities ................	PS-5	Â	Â
Hypothetical Examples of How the Securities Perform ........................	PS-15	Â	Â
Risk Factors ...........................................................	PS-25	Â	Â
General Terms of the Securities .............................	PS-42	Â	Â
Payment at Maturity for the Securities.........................................	PS-42	Â	Â
The Optimization Strategies Products ....................	PS-43	Â	Â
Payment at Maturity for Return Optimization Securities.................	PS-43	Â	Â
Payment at Maturity for Trigger Return Optimization Securities ................	PS-43	Â	Â
Payment at Maturity for Buffered Return Optimization Securities ...............	PS-44	Â	Â
Payment at Maturity for Airbag Return Optimization Securities ................	PS-44	Â	Â
The Performance Strategies Products ....................	PS-45	Â	Â
Payment at Maturity for Performance Securities ....	PS-45	Â	Â
Payment at Maturity for Trigger Performance Securities ..............	PS-45	Â	Â
Payment at Maturity for Airbag Performance Securities .............	PS-46	Â	Â
Defined Terms Relating to Payments at Maturity for the Securities .............	PS-46	Â	Â
Market Disruption Events ....................................	PS-49	Â	Â
Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset ............	Â PS-52	Â	Â
Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset ............	Â PS-56	Â	Â
Use of Proceeds and Hedging .............................	PS-65	Â	Â
Supplemental U.S. Tax Considerations ................	PS-66	Â	Â
Certain ERISA Considerations .............................	PS-74	Â	Â	Â
Supplemental Plan of Distribution (Conflicts of Interest) .............	PS-75	Â	Â	Â